UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

INTEGRATED VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18385 Route 287, Tioga, PA	16946
(Address of principal executive offices)	(Zip Code)

(215) 613-9898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Healthy Lifestyle

On August 29, 2024, Integrated Ventures, Inc. (the “Company”), through MedWell Direct, LLC (“Medwell”), a Nevada limited liability company and a wholly-owned subsidiary of the Company, consummated its acquisition of 51% of the membership interests (the “Membership Interests”) of Healthy Lifestyle USA LLC, a Florida limited liability company (“Healthy Lifestyle”), pursuant to execution and delivery of that certain membership interest purchase agreement, dated as of August 14, 2024 (the “Purchase Agreement”), between Medwell, Healthy Lifestyle, and the members (the “Selling Members”) of Healthy Lifestyle.

The purchase price for the Membership Interests was $350,000, consisting of $250,000 in cash (the “Cash Payment”) and 97,087 shares of the Company’s common stock (the “Purchase Shares”) with a market value of $100,000. The number of Purchased Shares was based on the $1.03 closing price of the Company’s common stock on the OTCQB marketplace on August 28, 2024, the date immediately preceding the closing date. The Selling Members are also entitled to a potential post-closing earn-out payment based on Healthy Lifestyle’s financial performance.

Pursuant to the Purchase Agreement, Medwell shall facilitate (i) an operating loan for Healthy Lifestyle in the aggregate amount of $182,000 for working capital and (ii) an advertising credit line for Healthy Lifestyle up to $300,000 on commercially reasonable terms for advertising expenses.

Promissory Note

Effective August 27, 2024, Healthy Lifestyle made a promissory note in favor of Medwell (the “Note”) in the principal amount of $182,000, for working capital purposes, with such principal to be issued as follows: (i) $42,000 on the effective date of the Note; (ii) $60,000 15 days after such effective date of the Note and (iii)$80,000 45 days after such effective date of the Note. The Note shall not bear any interest, and the repayment of the principal amount is due on or before the six-month anniversary of the Note.

Line of Credit to Healthy Lifestyle

On August 27, 2024, Medwell entered into a line of credit agreement (the “Line of Credit Agreement”) with Healthy Lifestyle whereby Medwell agreed to loan Healthy Lifestyle $100,000 to be used exclusively for pay-per-click advertising (“PPC”). Pursuant to the Line of Credit Agreement, if Healthy Lifestyle repays the $100,000 loan amount and achieves a certain cost to acquire a customer (“CPA”) of $225 (not including marketing admin fees/commissions), Medwell shall lend Healthy Lifestyle $200,000 to be used exclusively for PPC, and if Healthy Lifestyle repays the $200,000 loan amount and achieves a CPA of $225, Medwell shall lend Healthy Lifestyle $300,000 to be used exclusively for PPC. Such $100,000 initial funding was made on August 27, 2024.

The principal amount of the loan bears interest at 0.00% per annum. The principal amount of the loan shall be due and payable in full on or before the six (6) month anniversary of August 26, 2024.

The preceding descriptions of the Purchase Agreement, the Note, and the Line of Credit Agreement are provided for summary purposes only and are qualified in their entirety by reference to such agreements, copies of which are filed, respectively, as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Healthy Lifestyle

The information contained in Item 1.01 of this Current Report about the Company’s acquisition of 51% of the membership interests of Healthy Lifestyle is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Promissory Note issued by Medwell Direct LLC to Healthy Lifestyle USA LLC
4.2	Line of Credit Agreement between MedWell Direct, LLC and Healthy Lifestyle USA LLC
10.1	Membership Interest Purchase Agreement between MedWell Direct, LLC, Healthy Lifestyle USA LLC, and the Selling Members
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Ventures, Inc.

Dated: September 3, 2024	By:	/s/ Steve Rubakh
	Name:	Steve Rubakh
	Title:	Chief Executive Officer

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